Exhibit 99.1

Canopy Growth Announces Changes to Executive Management Team

Changes are designed to drive execution against the Company’s strategic priorities

(November 19, 2021) SMITHS FALLS, ON—Canopy Growth Corporation (“Canopy Growth” or “the Company”) (TSX:WEED) (NASDAQ:CGC), a world-leading diversified cannabis, hemp, and cannabis device company, today announced strategic changes to its Executive Management Committee. Effective immediately, Mike Lee, Executive Vice President and Chief Financial Officer, and Rade Kovacevic, President and Chief Product Officer will be stepping down from their respective roles on the Executive Management Committee and will depart from the company on December 31, 2021. In the interim, they will serve in an advisory capacity to support transition.

“These decisions reflect Management and the Board’s vision for building a best-in-class organization that is well-positioned to deliver long-term growth and shareholder value,” said David Klein, CEO, Canopy Growth. “We appreciate Mike and Rade’s contributions to advancing Canopy Growth to our position as a cannabis industry leader.”

The Company has initiated an external search for both roles and to support a seamless transition has named Judy Hong as interim Chief Financial Officer and Tara Rozalowsky as interim Chief Product Officer. In addition to serving as members of the company’s Executive Management Committee, both will report directly to CEO David Klein effective immediately.

“Judy and Tara are established leaders who have played pivotal roles during their tenure at Canopy Growth. I am confident in their ability to execute against our strategic priorities as we accelerate our path to profitability,” added David Klein, CEO.

About Judy Hong – Interim Chief Financial Officer:

Since joining Canopy Growth in 2019 as the Vice President, Investor Relations & Competitive Intelligence, Judy has strengthened Canopy’s capital market presence by leveraging her extensive experience from Goldman Sachs & Co., where she spent more than 20 years focused on the consumer-packaged goods sector, and notably held the role of Managing Director of the Global Investment Research Division. In addition to leading Canopy’s Investor Relations team, Judy also serves as Chief of Staff to the CEO and is a member of the Executive Management Committee.

About Tara Rozalowsky – Interim Chief Product Officer:

A seasoned marketing and sales executive, Tara has held leadership positions with iconic global CPG companies including S.C. Johnson, and most recently, ConAgra. At Canopy, she has held the role of Vice President, Beverage and Edibles and has successfully launched a portfolio of award-winning products and brands, including Martha Stewart CBD, and Quatreau, Canopy Growth’s first CBD-infused beverage line.

More Information

Media Contact:

Nik Schwenker

nik.schwenker@canopygrowth.com

Investor Contact:

Tyler Burns

Director, Investor Relations

tyler.burns@canopygrowth.com

About Canopy Growth Corporation

Canopy Growth (TSX:WEED, NASDAQ:CGC) is a world-leading diversified cannabis and cannabinoid-based consumer product company, driven by a passion to improve lives, end prohibition, and strengthen communities by unleashing the full potential of cannabis. Leveraging consumer insights and innovation, we offer product varieties in high-quality dried flower, oil, softgel capsule, infused beverage, edible, and topical formats, as well as vaporizer devices by Canopy Growth and industry-leader Storz & Bickel. Our global medical brand, Spectrum Therapeutics, sells a range of full-spectrum products using its colour-coded classification system and is a market leader in both Canada and Germany. Through our award-winning Tweed and Tokyo Smoke banners, we reach our adult-use consumers and have built a loyal following by focusing on top quality products and meaningful customer relationships. Canopy Growth has entered into the health and wellness consumer space in key markets including Canada, the United States, and Europe through BioSteel sports nutrition, and This Works skin and sleep solutions; and has introduced additional hemp-derived CBD products to the United States through our First & Free and Martha Stewart CBD brands. Canopy Growth has an established partnership with Fortune 500 alcohol leader Constellation Brands. For more information visit www.canopygrowth.com.

Notice Regarding Forward-Looking Information

This press release contains “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws (collectively, “forward-looking statements”), which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive risks, financial results, results, performance or achievements expressed or implied by those forward-looking statements and the forward-looking statements are not guarantees of future performance. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. A discussion of some of the material factors applicable to Canopy Growth Corporation (“Canopy”) can be found under the section entitled “Risk Factors” in Canopy’s Annual Report on Form 10-K for the year ended March 31, 2021, filed with the Securities and Exchange Commission and with applicable Canadian securities regulators, as such factors may be further updated from time to time in its periodic filings with the Securities and Exchange Commission and with applicable Canadian securities regulators, which can be accessed at www.sec.gov/edgar and www.sedar.com, respectively. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the filings. Any forward-looking statement included in this press release is made as of the date of this press release and, except as required by law, Canopy disclaims any obligation to update or revise any forward- looking statement. Readers are cautioned not to put undue reliance on any forward-looking statement. Forward-looking statements contained in this press release are expressly qualified by this cautionary statement.